Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of American River Bankshares of our report dated February 21, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of American River Bankshares for the year ended December 31, 2019.

/s/ Crowe LLP

Crowe LLP

Sacramento, California

May 26, 2020